SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                   FORM 8-K/A

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): April 9, 2001

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                           BOEING CAPITAL CORPORATION
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               (Exact name of registrant as specified in charter)


      Delaware                      0-10795                    95-2564584
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(State or Other Jurisdiction      (Commission                (IRS Employer
    of Incorporation)              File Number)            Identification No.)



500 Naches Avenue, SW, Third Floor, Renton, Washington          98055
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(Address of Principal Executive Offices)                      (Zip Code)


Registrant's telephone number, including area code (425)393-0153



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          (Former Name or Former Address, If Changed Since Last Report)

         Item 2.    Acquisition of Assets

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Forward-Looking Information Is Subject to Risk and Uncertainty
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The Company may make certain statements that contain projections or
"forward-looking" information (as defined in the Private Securities Litigation Reform Act of 1995) that involve risk and uncertainty. Certain statements in this Form 8-K may contain forward-looking information. In addition to those contained herein, forward-looking statements and projections may be made by management of the Company orally or in writing including, but not limited to, various sections of the Company's filings with the Securities and Exchange Commission under the Securities Act of 1933 and the Securities Exchange Act of 1934.
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                  This Form 8-K/A amends the Current Report on Form 8-K dated
April 9, 2001 to include additional information regarding the acquisition of a portfolio of aircraft.

                  On April 9, 2001, Boeing Capital Corporation (the "Company") acquired (the "Acquisition") a portfolio (the "Portfolio") of aircraft from its parent, The Boeing Company or its subsidiaries (collectively referred to as "Boeing") for aggregate consideration of $1,284.5 million, which was funded from the following sources:


(Dollars in millions)                               Amount        Initial Rate
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Variable rate promissory note to Boeing        $       395.6          4.90%
Cash proceeds from non-recourse financing              425.0          5.8025%
Issuance of commercial paper                           463.9          5.02%
                                               ------------------
Total consideration                            $     1,284.5
                                               ==================


                  The Portfolio consists of 34 MD-80, two B-757 and 15 B-717 aircraft that were previously operated by Trans World Airlines ("TWA") (47 leased aircraft and four aircraft subject to mortgages). In connection with the Acquisition, the four mortgaged aircraft were transferred to the Company and leased to American Airlines (together with its affiliates, "American") or its affiliates with a guaranty by American Airlines, and all of the existing leases were amended and restated and were assigned to American. The leases were originally entered into between Boeing and TWA and, as amended and restated, have substantially different terms, resulting in 38% of the Portfolio having terms ranging from 18 months to three years and the remaining 62% having terms ranging from approximately 21 years to 23 years.

                  These amendments and restatements resulted in significantly reduced rentals and materially different lease terms, including, without limitation, with respect to timing of rental payments, and extension and return options. All of the new leases with American (the "American Leases") are at rental rates substantially below the rental rates included in the TWA leases. Additionally, the terms of the leases with TWA for certain aircraft were generally for longer periods than the lease periods negotiated with American. Approximately 38% of the American Leases have terms of less than three years, whereas there were no TWA leases with terms of less than 18 years. As a result of these changes, rental payments on these aircraft for the first 12 months commencing April 9, 2001 have been reduced by 39%. As of May 24, 2001, the rental sructure of the 32 MD-83 aircraft was optimized in connection with the enhanced equipment trust certificate ("EETC") transaction discussed below. The TWA leases and American Leases all contained fixed rental structures (not taking into account such rent structure optimization effected in connection with the
EETC) and, accordingly, the 39% rental reduction would continue in future years assuming for purposes of analysis only that the length of the terms of the TWA leases and American Leases were the same (although in fact, as stated above, the terms are quite different).

                  Some of the principal differences between the TWA leases and the American Leases include the following:

                    The TWA leases were based on an airline with non-investment grade credit and contain customary provisions for such credits including quarterly payments in advance, security deposits and no purchase options. The American Leases were based on American's substantially stronger credit position and provide for rental payments monthly in arrears (except as modified in respect of the 32 MD-83 aircraft in connection with the EETC transaction described below), the elimination of security deposits and, in respect of certain aircraft subject to long term leases, purchase options and voluntary termination rights. American has purchase options at the end of the lease term in respect of aircraft whose leases extend beyond 2009 (approximately 62% of the acquired aircraft). Additionally, American has the right to voluntarily terminate the lease term of the aircraft subject to such long-term leases under certain circumstances.

                    TWA ceased making regularly scheduled lease payments to
               Boeing in December of last year, shortly before TWA filed for bankruptcy in early January, which caused TWA to be in default on all of such leases. As part of the TWA bankruptcy process, American offered to purchase TWA's assets subject, among other things, to the renegotiation of satisfactory lease terms. The Company agreed to acquire the aircraft in the Portfolio from Boeing subject to the renegotiation and execution of satisfactory lease terms with American. TWA's leasehold interest in the Boeing owned aircraft was part of the TWA bankruptcy estate. The leases with TWA were amended to reflect the American-based terms and then American assumed the amended and restated leases immediately thereafter.

             In accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 13, "Accounting for Leases," the Portfolio assets were recorded at $859.5 million, which was net of the non-recourse financing of $425.0 million. After giving effect to the Acquisition, American became the Company's largest customer, accounting for approximately 15.7% of the total Company portfolio as of April 9, 2001.

                The American Leases are expected to generate future minimum rentals of approximately $74.4 million for the period from April 9, 2001 to December 31, 2001, before adjustment for any non-recourse debt service and optimization of rent effected in connection with the EETC. The Company has received rental guaranties from Boeing on certain of the shorter-term leases to ensure that the leases, and any subsequent leases of the subject aircraft, meet the Company's minimum investment requirements. The guaranties call for monthly payments to the Company to the extent monthly lease rentals from American or subsequent lessees do not result in an amount required to meet the Company's minimum return requirements. These guaranties are not intended to cover the difference in rental income between the TWA leases and the American Leases. In consideration of these guaranties the Company will return to Boeing any rentals in excess of its minimum return requirement. The Portfolio, when considered together with guaranties from Boeing in favor of the Company, meets the Company's investment criteria. The Company leveraged these assets as shown in the preceding table. Accordingly, the Company's interest expense is expected to increase as a result of this and any subsequent indebtedness. This indebtedness bore interest at variable short-term rates.

                  The variable rate promissory note, with a balance of $395.6 million, was issued by the Company on April 9, 2001 and had a maturity date of April 2006. The interest rate on the note was based on the Company's 30-day commercial paper borrowing rate and reset monthly. The form of this note is attached as Exhibit 10.1 to this Report on Form 8-K/A. The $463.9 million of commercial paper issued in conjunction with the Acquisition had various maturities and a weighted average interest rate of 5.02%. The promissory note, which represented a general unsecured obligation of the Company, and the commercial paper were paid off on May 10, 2001 from proceeds received on that day from the Company's issuance of $1.0 billion of five-year senior notes bearing interest at 5.65% per annum. The proforma interest expense on the promissory note and commercial paper, using the initial rates in the preceding table for the year ended December 31, 2000, would have been $43.3 million. Had the interest rates on this debt been equal to that of the five-year senior notes, there would have been an additional $5.3 million of interest expense incurred for the year ended December 31, 2000.

                  The non-recourse financing of $425.0 million, dated as of April 9, 2001, was obtained by a subsidiary of the Company. This financing bore interest at a rate of one-month LIBOR plus 0.75% per annum and was to mature on various dates between December 2021 and December 2024. This financing was non-recourse to the Company and its subsidiaries, but was supported by a grant of a security interest in 32 aircraft and the related leases. This non-recourse financing was repaid on May 24, 2001 from proceeds received on that day from the issuance by American of $1,319.6 million of EETC, which is also non-recourse to the Company. Pursuant to the EETC transaction, American issued Class A-1, A-2, B, C and D Certificates representing fractional undivided interests in equipment notes in respect of the 32 MD-83 aircraft beneficially owned by the Company and its subsidiaries and in respect of 14 Boeing aircraft owned by American. Of the proceeds of such issuance, $634.8 million related to the 32 aircraft in which the Company has an interest and the proceeds thereof were used by the Company to pay off the original non-recourse financing and the remainder was applied to general corporate purposes. In connection with the EETC, the Company agreed to act as the liquidity provider in respect of the Class A-1, A-2, B and C Certificates through a separate revolving credit agreement in respect of each class of such Certificates. If an interest payment default occurs in respect to a class of such Certificates, the liquidity provider is obligated to pay interest on the outstanding balance of such certificates on up to three consecutive interest payment dates. The initial amount for which the Company is obligated under the respective revolving credit agreements is $44.1 million in respect of the Class A-1 Certificates, $40.1 million in respect of the Class A-2 Certificates, $32.9 million in respect of the Class B Certificates and $20.3 million in respect of the Class C Certificates. The Company's obligation under the revolving credit agreements decreases proportionately with each semiannual principal payment.

                  The proforma interest expense on the non-recourse financing, using the initial rate in the preceding table for the year ended December 31, 2000, would have been $24.7 million. Had the borrowing level and interest rate on the non-recourse debt been equal to that of the EETC, there would have been an additional $18.9 million of interest expense incurred for the year ended December 31, 2000.

                  Additionally, the Company received an equity contribution of $91.2 million from Boeing as of April 9, 2001.

                  Historical financial information of the Portfolio under Boeing is not provided, as it is not reflective of future business operations. Further, such historical and proforma financial information related to the TWA Portfolio are not material to an understanding of the Company's future operations. Additionally, such information would not be meaningful to investors due to the substantial differences in the terms of the leases to which the Portfolio was subject before and after the Company's Acquisition.

                  The net asset value of the transferred assets was $859.5 million, which represents the historical cost recorded by Boeing. No other receivables or payables existed that were transferred to the Company.

                  There are no direct operating expenses related to the Portfolio on an historical basis, as TWA was responsible for all ongoing operational and maintenance expenses related to the aircraft. On a go forward basis, American is responsible for these expenses on such aircraft. Impairment losses recognized on the TWA Portfolio were $13.8 million and $13.9 million for the years ended December 31, 1999 and 1998, respectively. There were no impairment losses for the year ended December 31, 2000. There were no bad debt expenses incurred in connection with the TWA leases. There are no significant administrative expenses since the personnel responsible for Boeing's customer financing operations (including the aircraft leased to TWA) became employees of the Company as part of the Company's assumption of those operations in early 2000. In fact, the Company has been performing the servicing on these assets since April 2000 and the costs of such services are not significant and are already reflected in the Company's historical financial information for periods after the first quarter of 2000. The Company does not have a reasonable basis upon which to allocate payroll expense to the TWA Portfolio as there are no individuals or other costs assigned to or otherwise specifically related to the Portfolio assets.

                  Boeing advised the Company that the TWA Portfolio was not a "stand alone" division of Boeing and was not generally accounted for separately. Boeing's independent auditors have neither audited nor reported separately on the operations or net assets of the TWA Portfolio.

                  The Company's leasing arrangements for finance leases and aircraft under operating leases in the Portfolio are as follows:

Investment in Finance Leases Finance leases consist of direct finance and leveraged leases of aircraft. As the sole owner of assets under direct finance leases and as the equity participant in leveraged leases, the Company is taxed on total lease payments received and is entitled to tax deductions based on the cost of leased assets and tax deductions for interest paid to third-party participants. The Company generally is entitled to any residual value of leased assets.

                  Direct finance and leveraged leases represent net unpaid rentals and estimated unguaranteed residual values of leased equipment, less related deferred income. The Company has no general obligation for principal and interest on notes and other instruments representing third-party participation related to leveraged leases; such notes and other instruments have not been included in liabilities but have been offset against the related rentals receivable. The Company's share of rentals receivable on leveraged leases is subordinate to the share of other participants who also have security interests in the leased equipment.

                  The following lists the components of the investment in finance leases (including supplemental payments due under applicable guaranties) for the transferred American Leases at April 9, 2001 and without taking into account the rent and debt restructuring in connection with the EETC:


                                                            Direct
                                                            Finance         Leveraged
(Dollars in millions)                                        Leases          Leases           Total
Minimum lease payments receivable                       $      879.6     $    1,477.8    $    2,357.4
Less: principal and interest on non-recourse debt                -             (425.0)         (425.0)
                                                          ---------------  --------------  ---------------
Net receivable                                                 879.6           1,052.8        1,932.4
Estimated residual value of leased assets                       30.0              56.0           86.0
Unearned income                                               (535.3)           (736.2)      (1,271.5)
                                                          ---------------  --------------  ---------------
                                                        $      374.3     $       372.6   $      746.9
                                                          ===============  ==============  ===============

                  At April 9, 2001, finance lease receivables, including supplemental payments due under applicable guarnties, were due in installments as follows: 2001, $62.1 million; 2002, $102.2 million; 2003, $102.2 million;
2004, $102.2 million; 2005, $102.2 million; 2006 and thereafter, $1,886.5 million. The impact of the EETC changes the financing receivable installments as the rental structure was optimized. At May 24, 2001, the installments were due as follows: 2001, $122.4 mllion; 2002, $104.7 million; 2003, $104.0 million;
2004, $104.0 million; 2005, $104.0 million; 2006 and thereafter, $1,712.8 million.

Aircraft Under Operating Leases Rental aircraft subject to operating leases is recorded at cost and depreciated over its useful life or lease term to an estimated salvage value, primarily on a straight-line basis. The Company reviews these assets for impairment when events or circumstances indicate that the carrying amount of these assets may not be recoverable. These assets are reviewed for impairment by comparing undiscounted cash flows over remaining useful lives to net book value. When impairment is indicated for an asset, the amount of impairment loss is the excess of net book value over fair value.

                  The book value of aircraft under operating leases for the transferred American leases was $112.6 million for commercial aircraft at April 9, 2001.

                  At April 9, 2001, future minimum rentals scheduled to be received under the noncancelable portion of operating leases were as follows:
2001, $12.3 million; 2002, $19.2 million; 2003, $19.2 million; 2004, $4.4 million.







         Item 7.    Financial Statements and Exhibits.

              (a) and (b)       Not applicable

              (c) The following exhibits are filed as a part of this report:

Exhibit No.         Description of Exhibit
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    10.1            Form of Promissory Note

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                                    BOEING CAPITAL CORPORATION


                                    By:   /s/ STEVEN W. VOGEDING
                                        -----------------------------
                                          Steven  W.   Vogeding, Vice President
                                          and Chief Financial Officer

Date:    June 26, 2001